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                                                                   EXHIBIT 10.13


                            NONCOMPETITION AGREEMENT

        This Noncompetition Agreement (this "Agreement") is made as of June 18, 1998 by and among WebSideStory, Inc. a California corporation (the "Company") and Agnes Barrelet, an individual resident of the State of California ("Founder").

                                    RECITALS

        A. Concurrently with the execution and delivery of this Agreement, the Company, the Founders and certain investment partnerships and other investors will enter into a Stock Purchase Agreement, dated as of June 18, 1999 (the "Stock Purchase Agreement"). These investment partnerships and other investors (collectively the "Investors," and each individually an "Investor") are named in Exhibit A attached to the Stock Purchase Agreement.

        B. Pursuant to the Stock Purchase Agreement, the Investors will (i) purchase an aggregate of 12,528,925 shares of Common Stock from the Founders, and (ii) purchase from the Company, in return for these 12,528,925 shares of Common Stock and $5,000,000 in cash, (1) an aggregate of 15,034,712 shares of Convertible Preferred Stock and (2) an aggregate of 100 shares of Redeemable Preferred Stock, pursuant to the terms and conditions of the Stock Purchase Agreement (collectively, these transactions are referred to herein as the " Transactions").

        C. Section 5.10 of the Stock Purchase Agreement requires that noncompetition agreements be executed and delivered by each of Blaise Barrelet and Agnes Barrelet as a condition to the obligations of the Investors to consummate the Share Transactions.

                                    AGREEMENT

        The parties hereto, intending to be legally bound, agree as follows:

1.      DEFINITIONS

        Capitalized terms not expressly defined in this Agreement shall have the respective meanings ascribed to them in the Stock Purchase Agreement.

2.      ACKNOWLEDGMENTS BY FOUNDER

        Founder acknowledges that: (a) Founder has occupied a position of trust and confidence with the Company prior to the date hereof, and has become, or will become, familiar with the following, any and all of which constitute confidential information (collectively, the "Confidential Information") of the
Company: (i) any and all trade secrets concerning the business and affairs of the Company, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, employee salaries, financial plans, product plans, or lists of actual or potential customers or


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suppliers that: (1) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and
(2) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy and any other information, however documented, of the Company that is a trade secret within the meaning of the Uniform Trade Secrets Act (California Civil Code Sections 3426 through 3426.11); (ii) of particular importance to the Company is the protection of the confidentiality of its manner and method of tracking visitor activity at internet websites; as some of the particular techniques and methods that the Company utilizes are not used by any other business or entity and are solely the product of research and development by the Company; (iii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iv) any and all notes, analyses, compilations, studies, summaries and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing; (b) the business of the Company is national in scope; (c) its products and services are marketed throughout the United States; (d) the Company competes with other businesses that are or could be located in any part of the United States; (e) the Investors have required that Founder make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to their consummation of the Share Transactions; (f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Company's business; and (g) the Company would be irreparably damaged if Founder were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.      CONFIDENTIAL INFORMATION

        Founder acknowledges and agrees that all Confidential Information known or obtained, by Founder, whether before or after the date of this Agreement, is the property of the Company. Therefore, Founder agrees that Founder will not, at any time, disclose to any unauthorized persons or entities or use for his own account or for the benefit of any third party any Confidential Information, whether Founder has such information in Founder's memory or embodied in writing or other physical form, without the Company's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Founder's fault or the fault of any other person or entity bound by a duty of confidentiality to the Company. If Founder ceases to be an employee of the Company, Founder agrees to deliver to the Company upon the Company's request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations or affairs of the Company and any other Confidential Information that Founder may then possess or have under Founder's control.


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4.      NONCOMPETITION

        As an inducement for the Investors to enter into the Stock Purchase Agreement and as additional consideration for the consideration to be delivered to Founder under the Stock Purchase Agreement, Founder agrees that:

        (a) For a period of two (2) years after the Closing Date (the "Noncompete Term"):

               (i) Founder shall not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner connected with, lend Founder's name or any similar name to, lend Founder's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company as the products and activities of the Company may evolve during the Noncompete Term, anywhere within the United States where the Company is presently doing business or marketing its services in the area of internet related services; provided, however that Founder may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Founder acknowledges and agrees that the Company is currently performing internet related services in a majority of states and is currently marketing such services throughout the United States. Founder further agrees that this covenant is reasonable with respect to its duration, geographical area and scope;

               (ii) Founder shall not, directly or indirectly, either for himself or any other person or entity: (A) induce or attempt to induce any employee of the Company to leave the employ of the Company; (B) in any way interfere with the relationship between the Company and any of its employees;
(C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company; or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Company; and

               (iii) Founder shall not, directly or indirectly, either for himself or any other person or entity, solicit the business of any person or entity known to Founder to be a customer of the Company, whether or not Founder had personal contact with such person or entity, with respect to products or activities which compete in whole or in part with the products or activities of the Company;

        (b) Founder shall not, at any time during or after the Noncompete Term, disparage the Company, or any of its stockholders, directors, officers, employees or agents; and

        (c) Founder shall, during the Noncompete Term, within ten (10) days after accepting any employment, advise the Company of the identity of any employer of Founder. The Company may serve notice upon each such employer that Founder is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.


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5.      REMEDIES

        if Founder breaches the covenants set forth in Sections 3 or 4 of this Agreement, the Company will be entitled to the following remedies:

        (a) Damages from Founder;

        (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach; and

        (c) The rights and remedies of the Company are cumulative and not alternative.

6.      SUCCESSORS AND ASSIGNS

        This Agreement will be binding upon the parties hereto and will inure to the benefit of their respective affiliates, successors and assigns, heirs and legal representatives.

7.      WAIVER

        The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party hereto in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (b) no waiver that may be given by a party hereto will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party hereto will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8.      GOVERNING LAW

        This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

9.      DISPUTE RESOLUTION

        Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted. expeditiously by one arbitrator in accordance with the J.A.M.S./Endispute Streamlined Arbitration Rules and Procedures (the "J.A.M.S. Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. sections 1-16, and judgment upon the award rendered by


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the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Diego, California.

        Such proceedings shall be administered by the arbitrator in accordance with the J.A.M.S. Rules as he/she deems appropriate, however, such proceedings shall be conducted in accordance with the following agreed upon procedures:

                (i) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure (documents not so exchanged will be excluded from the evidence considered at the hearing absent a showing of good cause);

                (ii)    no other discovery;

                (iii) hearings before the arbitrator which shall consist of a summary presentation by each side of not more than three
                        (3) hours; such hearings to take place on one or two days at a maximum; and

                (iv) decision to be rendered not more than ten (10) days following such hearings.

        Notwithstanding anything to the contrary contained herein, the provisions of this Section 9 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

        Each of the parties hereto (a) hereby irrevocably submits to the personal jurisdiction of any court of competent jurisdiction in the United States for the purpose of enforcing the award or decision in any such proceeding, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

10.     SEVERABILITY

        Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the


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remainder of such provision or term or the remaining provisions or terms of this
Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Founder.

11.     COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.     SECTION HEADINGS, CONSTRUCTION

        The section headings in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "section" or "sections" refer to the corresponding section or sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13.     NOTICES

        All notices, consents, waivers, and other communications under this Agreement shall be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party hereto may designate by notice to the other parties):

               Founder:                    Agnes Barrelet
                                           6450 Lusk Blvd., Suite E-205
                                           San Diego, California 92121
                                           Facsimile No.: (619) 546-0480

               The Company:                WebSideStory, Inc.
                                           6450 Lusk Blvd., Suite E-205
                                           San Diego, California 92121
                                           Attention: President and Chief
                                                      Executive Officer
                                           Facsimile No.: (619) 546-0480

               With a copy to:             Baker & McKenzie
                                           101 West Broadway, Twelfth Floor
                                           San Diego, California 92101
                                           Attention: John J. Hentrich, Esq.
                                           Facsimile No.: (619) 236-0429


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14.     ENTIRE AGREEMENT

        This Agreement and the Stock Purchase Agreement constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the Company and Founder with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.


THE COMPANY                             FOUNDER:

By: /s/ MICHAEL CHRISTIAN               /s/ AGNES BARRELET
    -----------------------             ----------------------
    Michael Christian,                  Agnes Barrelet
    Chief Operating Officer
    and General Counsel


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